CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


         We hereby consent to the use in the Prospectus dated January 5, 2004 constituting a part of this Registration Statement on Form S-11 (Registration No. 333-107181), of our report dated October 31, 2003 relating to the balance sheet as of October 31, 2003 of WNC Housing Tax Credit Fund VI, L.P., Series 11 and our report dated October 31, 2003 relating to the balance sheet as of October 31, 2003 of WNC National Partners, LLC, which are contained in the Prospectus dated January 5, 2004.

         We hereby consent to the use in the Supplement dated May 12, 2005 constituting a part of this Registration Statement on Form S-11 (Registration No. 333-107181), of our report dated July 19, 2004, relating to the balance sheet as of July 16, 2004 of WNC Housing Tax Credit Fund VI, L.P., Series 12, and our report dated December 22, 2004, relating to the balance sheet as of November 30, 2004 of WNC National Partners, LLC, which are contained in the Supplement dated May 12, 2005.

         We also consent to the reference to us under the caption "Experts" in the Prospectus dated January 5, 2004 and Supplement dated May 12, 2005.





                                        /s/ REZNICK GROUP, P.C.
                                        formerly REZNICK FEDDER & SILVERMAN


Bethesda, Maryland
June 17, 2005